RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           PAMIDA HOLDINGS CORPORATION


     Pamida Holdings Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
     1. The present name of the Corporation is Pamida Holdings Corporation. The Corporation was originally incorporated under such name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 18, 1986.
     2. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.
     3. The Certificate of Incorporation of the Corporation as heretofore amended or supplemented hereby is restated so as to read in its entirety as follows:

                                  ARTICLE FIRST

     The name of the corporation is Pamida Holdings Corporation.

                                 ARTICLE SECOND

     The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                 ARTICLE FOURTH

                                   4.1 GENERAL

     The total number of shares of stock which the corporation has authority to issue is 29,002,141 consisting of:

     (i)  514 shares of 16.25%  Senior  Cumulative   Preferred  Stock,
          par value $1.00 per share (the "Senior Preferred");

     (ii) 1,627 shares of 14.25% Junior Cumulative Preferred Stock, par value $1.00 per share (the "Junior Preferred");

     (iii)25,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"); and

     (iv) 4,000,000 shares of Nonvoting Common Stock, par value $.01 per share (the "Nonvoting Common Stock").


                     4.2 RECLASSIFICATION OF PREFERRED STOCK

     Upon the effectiveness of this Certificate of Amendment of the Restated Certificate of Incorporation of the corporation (the "Effective Date"), each outstanding share of Senior Preferred and each outstanding share of Junior Preferred shall be changed and reclassified, without any other action being required on the part of the respective holders thereof, into the number of shares of Common Stock of the corporation calculated as follows: The number of shares of Common Stock to be issued for the outstanding shares of Senior Preferred and Junior Preferred held by each holder thereof shall be equal to the Liquidation Value of such holder's shares of Senior Preferred and Junior Preferred divided by nine (9) and rounded up to the next whole number. The "Liquidation Value" of each share of Senior Preferred or Junior Preferred shall mean the Liquidation Value as determined pursuant to the terms of Section 4.2 of Article Fourth of the Restated Certificate of Incorporation of the corporation as in effect immediately prior to the Effective Date plus any unpaid dividends not included in the Liquidation Value accrued from the most recent Dividend Reference Date (as such term is defined in the Restated Certificate of Incorporation of the corporation as in effect immediately prior to the Effective
Date) to the close of business on the Effective Date.

     At and after the Effective Date, holders of shares of Senior Preferred and Junior Preferred, upon surrender of a certificate or certificates for such shares to the corporation, shall be entitled to receive in replacement thereof a certificate representing the number of shares of Common Stock of the corporation into which the aggregate number of shares of Senior Preferred or Junior Preferred represented by the certificate or certificates so surrendered shall have been changed and reclassified pursuant to the preceding paragraph of this
Section 4.2. From and after the Effective Date, until surrendered and replaced in accordance with this paragraph, each such certificate representing shares of Senior Preferred or Junior Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock of the corporation into which such shares of Senior Preferred or Junior Preferred shall have been changed and reclassified pursuant to the preceding paragraph of this Section 4.2; provided, however, that the rights of the holders of such certificates representing shares of Senior Preferred or Junior Preferred (i) to vote and (ii) to receive dividends and distributions, if any, payable to holders of Common Stock of the corporation shall be governed by the following provisions of this paragraph. After the Effective Date, no holder of shares of Senior Preferred or Junior Preferred shall have the right to vote on any matter submitted to a vote of the holders of Common Stock of the corporation until the corporation, in accordance with the provisions of this paragraph, has issued to such holder a certificate for the shares of Common Stock of the corporation into which such shares of Senior Preferred or Junior Preferred shall have been changed and reclassified pursuant to the preceding paragraph of this Section 4.2. Unless and until the certificate or certificates representing shares of Senior Preferred or Junior Preferred have been surrendered to the corporation as contemplated in this paragraph, no dividends or other distributions payable to holders of Common Stock of the corporation as of a record date at or after the Effective Date shall be paid to any holder of such certificate or certificates. Subject to the effect of unclaimed property, escheat, and other applicable laws, after the surrender of any such certificate for shares of Senior Preferred or Junior Preferred, there shall be paid to the record holder of the shares of Common Stock of the corporation issued in replacement of such certificate, without interest, (i) the amount of dividends or other distributions with a record date at or after the Effective Date but prior to such surrender theretofore paid with respect to such shares of Common Stock of the corporation and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date at or after the Effective Date but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Common Stock of the corporation. From and after the Effective Date, the stock transfer books of the corporation with respect to the Senior Preferred and the Junior Preferred shall be closed, and no transfer of any of such shares thereafter shall be made. If, after the Effective Date, certificates for shares of Senior Preferred or Junior Preferred are presented to the corporation for transfer, then such certificates shall be cancelled and replaced by certificates issued in the name of the transferee representing the appropriate number of shares of Common Stock of the corporation as provided in this paragraph.

                   4.3 COMMON STOCK AND NONVOTING COMMON STOCK

  Except as otherwise provided in this Section 4.3 or as otherwise required by applicable law, all shares of Common Stock and Nonvoting Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations, and restrictions.

     Part 1. VOTING RIGHTS.
     Except as otherwise provided in this Section 4.3 or in ARTICLE ELEVENTH or as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the corporation's stockholders, and the holders of Nonvoting Common Stock shall have no right to vote on any matters to be voted on by the corporation's stockholders; provided, that the holders of Nonvoting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Nonvoting Common Stock would receive or be exchanged for consideration different on a per share basis from the consideration received with respect to or in exchange for shares of Common Stock or would otherwise be treated differently from shares of Common Stock, except that shares of Nonvoting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or in exchange for the Common Stock so long as (i) such non-voting securities are convertible into voting securities on the same terms as Nonvoting Common Stock is convertible into Common Stock under Part 4 of this Section 4.3 and (ii) all other consideration is equal on a per share basis.

     Part 2. DIVIDENDS
     As and when dividends are declared or paid thereon, whether in cash, property, or securities of the corporation, the holders of Common Stock and the holders of Nonvoting Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided, that (i) if dividends are declared which are payable in shares of Common Stock or Nonvoting Common Stock, then dividends shall be declared which are payable at the same rate on both classes of stock, the dividends payable in shares of Common Stock shall be payable to holders of Common Stock, and the dividends payable in shares of Nonvoting Common Stock shall be payable to holders of Nonvoting Common Stock and
(ii) if the dividends consist of other voting securities of the corporation, the corporation shall make available to each holder of Nonvoting Common Stock, at such holder's request, dividends consisting of non-voting securities of the corporation which are otherwise identical to such voting securities and which are convertible into or exchangeable for such voting securities on the same terms as Nonvoting Common Stock is convertible into Common Stock under Part 4 of this Section 4.3.

     Part 3. LIQUIDATION.
     Except as otherwise provided by applicable law or by the Restated Certificate of Incorporation of the corporation or any amendments thereto, in the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the holders of Common Stock and the holders of Nonvoting Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock and Nonvoting Common Stock held by them, in all remaining assets of the corporation available for distribution to its stockholders.

     Part 4. CONVERSION.
     4A.CONVERSION OF NONVOTING COMMON STOCK.
     Each holder of shares of Nonvoting Common Stock shall be entitled to convert into the same number of shares of Common Stock any or all of such holder's shares of Nonvoting Common Stock if (i) such conversion would not have the effect of causing such holder (or a group acting in concert as a partnership or other group of which such holder is a member) to become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the corporation representing 30% or more of the combined voting power of the outstanding securities of the corporation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors (hereinafter, a "30% Holder"); provided, however, that, notwithstanding the foregoing provisions of this clause
(i), if immediately prior to a transfer of shares of Nonvoting Common Stock to a transferee holder, the transferor of such shares would have been a 30% Holder if its holdings of Nonvoting Common Stock were deemed converted into shares of Common Stock, then the transferee holder of such shares of Nonvoting Common Stock shall not have the right to convert such shares of Nonvoting Common Stock into shares of Common Stock until the sixty-first day after the date of the transfer, or (ii) the 11 3/4% Senior Subordinated Notes due 2003 of Pamida, Inc., a Delaware corporation (the "Senior Subordinated Notes") are not outstanding and have not been replaced with a debt issue with comparable provisions requiring redemption or otherwise imposing requirements or restrictions on the corporation or the issuer of such replacement debt issue in the event a person or group becomes a 30% Holder. For purposes of this Part 4, a "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization, or other entity or organization.

     4B. CONVERSION PROCEDURE.
     (i) Each conversion of shares of Nonvoting Common Stock into shares of Common Stock pursuant to Part 4A above shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the corporation at any time during normal business hours, together with a written notice by the holder of such shares of Nonvoting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Nonvoting Common Stock represented by such certificate or certificates into shares of Common Stock. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted shares of Nonvoting Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (ii) Promptly after the surrender of such certificates and the receipt of such written notice, the corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the shares of Common Stock issuable upon such conversion and (b) a certificate representing any shares of Nonvoting Common Stock which were represented by the certificate or certificates surrendered to the corporation in connection with such conversion but which were not converted.

     (iii) The issuance of certificates for shares of Common Stock upon conversion of shares of Nonvoting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and the related issuance of shares of Common Stock.

     (iv) The corporation at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of shares of Nonvoting Common Stock, such number of shares of Common Stock as may be issuable upon the conversion of all outstanding shares of Nonvoting Common Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens, and charges. The corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the corporation upon issuance).

     (v) The corporation shall not close its books against the transfer of shares of Nonvoting Common Stock or shares of Common Stock issued or issuable upon conversion of shares of Nonvoting Common Stock in any manner which would interfere with the timely conversion of shares of Nonvoting Common Stock.

     (vi)  If  the  corporation  in  any  manner   subdivides  or  combines  the
outstanding  shares  of  Common  Stock  or  Nonvoting  Common  Stock,  then  the outstanding shares of the other of such classes of stock shall be proportionately subdivided or combined in a similar manner.

     Part 5. AMENDMENT AND WAIVER.
     No amendment or waiver of any provision of this Section 4.3 shall be effective without the prior approval of the holders of a majority of the then outstanding shares of Nonvoting Common Stock voting as a separate class.

                                  ARTICLE FIFTH

     The corporation shall indemnify all officers and directors of the corporation to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time. To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation.

                                  ARTICLE SIXTH

     The corporation is to have perpetual existence.

                                 ARTICLE SEVENTH

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                ARTICLE EIGHTH

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

                                  ARTICLE NINTH

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE TENTH

     This Restated Certificate of Incorporation supersedes and takes the place of the heretofore existing Certificate of Incorporation of this corporation and any amendments and supplements thereto.

                                ARTICLE ELEVENTH

     The provisions of this ARTICLE ELEVENTH shall become operative on the effective date of the first registration statement filed by the corporation under the Securities Act of 1933, as amended, relating to the public offering of Common Stock of the corporation.

                         11.1 SECTION 203 NOT APPLICABLE

     The corporation shall not be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware.

                  11.2 SPECIAL MEETINGS OF STOCKHOLDERS; VOTING

     Special meetings of stockholders of the corporation may be called by the Board of Directors, such Person or Persons as may be authorized to call a special meeting by the corporation's by-laws, or by the holders of 20% (twenty percent) of the corporation's Voting Shares. The holders of a majority of the Voting Shares shall constitute a quorum at all meetings of stockholders. When a quorum is present or represented by proxy at any meeting, the vote of the holders of a majority of the Voting Shares present in person or represented by proxy and voting shall decide any question brought before the meeting, except as otherwise provided by law or the provisions of ARTICLE FOURTH or this ARTICLE ELEVENTH. All Voting Shares shall be entitled to one vote per share on any matter submitted to a vote of stockholders, except as otherwise provided by the provisions of this ARTICLE ELEVENTH. All proxies, ballots, votes, and tabulations that identify the particular vote of holders of Voting Shares shall be confidential and shall not be disclosed except (i) to independent election inspectors appointed by the corporation, who shall not be directors, officers, or employees of the corporation, (ii) as required by law, or (iii) when expressly requested by the voting stockholder.

                11.3 ACTION BY STOCKHOLDERS IN LIEU OF A MEETING

     Any action required by Delaware law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting and shall be delivered to the corporation by delivery to its registered office in Delaware, the corporation's principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                       11.4 ELECTION OF BOARD OF DIRECTORS

     (a) Annual Election. Directors of the corporation shall not be divided into classes, and the term of each director shall expire at the annual meeting of stockholders.

     (b) Cumulative Voting. At all elections of directors of the corporation, each holder of Voting Shares or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his Voting Shares multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

     (c) Vacancies. Vacancies on the corporation's Board of Directors and newly created directorships shall not be filled by the corporation's board of directors for a period of 90 days commencing on the effective date of such vacancy or new directorship, and, during such 90-day period, the holders of Voting Shares may fill such vacancy or newly created directorship.

                              11.5 STOCK ISSUANCES

     (a) Vote Required for Certain Sales of Securities. Except as set forth in subsection (b) of this Section 11.5, in addition to any affirmative vote of stockholders required by any provision of law, the Restated Certificate of Incorporation or by-laws of the corporation, or any policy adopted by the Board of Directors of the corporation, the corporation shall not, and shall not permit any Subsidiary to, on or after the date the corporation's stockholders adopt this Section 11.5, issue or sell any equity security of the corporation or any Subsidiary to any Person who would be, after giving effect to such issuance or sale, an Interested Person, without the affirmative vote of the holders of Voting Shares which represent at least a majority of the aggregate voting power of all outstanding Voting Shares, excluding Voting Shares beneficially owned by such Person, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange or otherwise.

     (b) When a Vote is Not Required.  The  provisions of subsection (a) of this
Section 11.5 shall not be applicable with respect to any issuance of shares of Nonvoting Common Stock and also shall not be applicable with respect to any issuance of any shares of stock (i) pursuant to any stock split-up or division effected by the corporation on a pro rata basis to all stockholders, (ii) pursuant to any dividend on shares of the corporation's stock that is paid by the corporation in shares of capital stock of the corporation or any Subsidiary on a pro rata basis to all stockholders, (iii) pursuant to any dividend reinvestment plan adopted by the corporation in which all stockholders are eligible to participate, or (iv) upon the exercise of rights or options of a type referred to in subsection (b) of Section 11.7.

                          11.6 RESTRICTION OF GREENMAIL

     (a) Vote Required for Certain Acquisitions of Securities. Except as set forth in subsection (b) of this Section 11.6, in addition to any affirmative vote of stockholders required by any provision of law, the Restated Certificate of Incorporation or by-laws of the corporation, or any policy adopted by the Board of Directors of the corporation, the corporation shall not, and shall not permit any Subsidiary to, knowingly effect any direct or indirect purchase or other acquisition (including, without limitation, redemptions and exchanges) of any equity security of a class of securities issued by the corporation which is registered pursuant to Section 12 of the Exchange Act, at a price which is in excess of the Market Price of such equity security on the date that the understanding to effect such transaction is entered into by the corporation (whether or not such transaction is concluded or a written agreement relating to such transaction is executed on such date, such date to be conclusively established by determination of the Board of Directors), from any Interested Person, without the affirmative vote of the holders of Voting Shares which represent at least a majority of the aggregate voting power of all outstanding Voting Shares, excluding Voting Shares beneficially owned by such Interested Person, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any Person.

     (b) When a Vote is Not Required.  The  provisions of subsection (a) of this
Section 11.6 shall not be applicable with respect to:

          (i) any purchase,  acquisition,  redemption,  or exchange of Preferred
     Stock, the purchase, acquisition, redemption, or exchange of which is provided for in the provisions of the Restated Certificate of Incorporation of the corporation establishing the designations, rights, and preferences of such Preferred Stock;

          (ii) any purchase or other acquisition of equity securities made as part of a tender or exchange offer by the corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder (or any successor provisions to such Act, rules, or regulations); or

          (iii) any acquisition by the corporation of shares of its Common Stock solely in exchange for the same number of shares of Nonvoting Common Stock.

                             11.7 RIGHTS AND OPTIONS

     (a) Vote Required for Rights and Option.  Except as set forth in subsection
(b) of this Section 11.7, the corporation shall not, and shall not permit any Subsidiary to, create or issue any rights or options entitling the holders thereof to purchase from the corporation or any such Subsidiary any shares of its capital stock of any class or classes without the affirmative vote of the holders of Voting Shares which represent at least a majority of the aggregate voting power of all outstanding Voting Shares.

     (b) When a Vote is Not Required.  The  provisions of subsection (a) of this
Section 11.7 shall not be applicable with respect to any rights or options issued to employees of the corporation or any Subsidiary in connection with normal compensation arrangements entered into by the corporation or any Subsidiary in the ordinary course of business.

                             11.8 GOLDEN PARACHUTES

     The corporation shall not enter into or extend any agreements or arrangements pursuant to which compensation would be paid to any director, officer, or employee of the corporation which is contingent upon a change of control, merger, or acquisition of the corporation, without the affirmative vote of the holders of Voting Shares which represent at least a majority of the aggregate voting power of all outstanding Voting Shares, excluding Voting Shares beneficially owned by any Person that is a party to such agreement or arrangement, voting together as a single class.

                              11.9 CLASSES OF STOCK

     The designations, powers, preferences, rights, qualifications, limitations, and restrictions in respect of any class or classes of stock and any series of any class of stock of the corporation shall be set forth in the Restated Certificate of Incorporation of the corporation; and the Board of Directors of the corporation shall not have the authority to fix by resolution or resolutions any of such designations, powers, preferences, rights, qualifications, limitations, and restrictions.

                            11.10 CERTAIN DEFINITIONS

     For the purposes of this ARTICLE ELEVENTH:

     (i) "Affiliate" and "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on June 30, 1990.

     (ii) "Beneficial Owner" and "beneficial ownership" shall have the meanings ascribed to such terms in Rule 13d-3 and Rule 13d-5 of the General Rules and Regulations under the Exchange Act, as in effect on June 30, 1990.

     (iii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (iv) "Interested Person" shall mean any person (other than the corporation or any Subsidiary) that is the direct or indirect Beneficial Owner of more than 5% (five percent) of the aggregate voting power of the Voting Shares and any affiliate or associate of any such Person. For the purpose of determining whether a Person is an Interested Person, the outstanding Voting Shares shall include unissued shares of voting stock of the corporation of which the Interested Person is the Beneficial Owner but shall not include any other shares of voting stock of the corporation which may be issuable pursuant to any agreement, arrangement, or understanding, upon exercise of conversion rights, warrants, or options, or otherwise to any Person who is not the Interested Person.

     (v) "Market Price" of shares of a class of an equity security of the corporation on any day shall mean the highest sale price (regular way) of shares of such class of such equity security on such day, or if that day is not a trading day, then on the trading day immediately preceding such day, on the largest principal national securities exchange on which such class of stock is then listed or admitted to trading, or if such class of stock is not listed or admitted to trading on any national securities exchange, then the highest reported sale price for such shares in the over-the-counter market as reported on the NASDAQ National Market System, or if such sale price shall not be reported on such system, then the highest bid price so reported, or if such bid price shall not be reported thereon, then as such bid price shall be reported by the National Quotation Bureau Incorporated, or if the price is not determinable as set forth above, then as determined in good faith by the Board of Directors of the corporation.

     (vi) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization, or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(5) of the Exchange Act, as in effect on June 30, 1990.

     (vii) "Subsidiary" shall mean any company of which the corporation owns, directly or indirectly, (A) a majority of the outstanding shares of equity securities or (B) shares having a majority of the voting power represented by all of the outstanding voting stock of such company entitled to vote generally in the election of directors. For the purpose of determining whether a company is a Subsidiary, the outstanding voting stock and shares of equity securities thereof shall include unissued shares of which the corporation is the Beneficial Owner but, except for the purpose of determining whether a company is a Subsidiary for the purpose of subsection (iv) hereof, shall not include any other shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, warrants, or options, or otherwise to any Person who is not the corporation.

     (viii) "Voting Shares" shall mean the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors.

                                 11.11 AMENDMENT

     Notwithstanding any provisions to the contrary of ARTICLE NINTH of the Restated Certificate of Incorporation of the corporation, the provisions of this ARTICLE ELEVENTH shall not be amended without the affirmative vote of the holders of Voting Shares which represent at least two-thirds of the aggregate voting power of all outstanding Voting Shares.

     4. The foregoing Restated Certificate of Incorporation of Pamida Holdings Corporation has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been duly executed by the Chairman of the Board and Chief Executive Officer of the Corporation this 6th day of March, 1998.

                                        PAMIDA HOLDINGS CORPORATION, a
                                        Delaware corporation

                                     By:/s/Steven S. Fishman
                                        Steven  S. Fishman,  Chairman of the
                                        Board and Chief Executive Officer